As  filed  with  the  Securities  and  Exchange  Commission  on  May 9, 2003
                                            Registration  No.333-
===============================================================================

                        SECURITIES  AND  EXCHANGE  COMMISSION
                              Washington,  D.C.  20549

                                      ---------

                                     FORM  S-8
                              Registration  Statement
                                       Under
                            The Securities Act of 1933

                             HARLEYSVILLE  GROUP  INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                          51-0241172
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)

              355 Maple Avenue, Harleysville, Pennsylvania  19438
             (Address of principal executive offices)   (Zip Code)

                                    ---------

              HARLEYSVILLE GROUP INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              Walter R. Bateman, II
                      Chairman and Chief Executive Officer
                             Harleysville Group Inc.
                                355 Maple Avenue
                        Harleysville, Pennsylvania 19438
                     (Name and address of agent for service)

                                 (215) 256-5000
          (Telephone number, including area code, of agent for service)

                                    ---------

                                 With Copies to:

Henry S. Bryans, Esquire                   Roger  A.  Brown, Esquire
Drinker Biddle & Reath LLP                 Harleysville Group Inc.
18th & Cherry Streets                      355 Maple Avenue
Philadelphia,  Pennsylvania 19103-6996     Harleysville, Pennsylvania 19438-2297
(215) 988-2823                            (215) 256-5173

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                        Proposed       Proposed
                                        maximum        maximum
     Amount            Amount          offering        aggregate    Amount of
Title of Securities     to be          price per      offering     registration
 to be registered     registered        share(1)       price(1)     fee(1)

Common Stock
$1.00 par value        650,000          $24.37        $15,840,500   $1,281.50

(1) Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices of Registrant's Common Stock on May 7,2003 on the NASDAQ National Market System

===============================================================================

Page  II-1
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.     INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE
             ------------------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     a. Our Annual Report on Form 10-K for the year ended December 31, 2002 filed by the Company on March 26, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act").

     b. Our Current Reports on Form 8-K filed April 16, 2003, April 23, 2003 and April 25, 2003.

     c. The description of the Company's common stock contained under the caption Description of Common Stock in the Registration Statement on Form S-3 filed by the Company on April 10, 2003 (File No. 333-104437) under the Securities Act of 1933, including all amendments and reports subsequently filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein or in any subsequently filed appendix to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.     DESCRIPTION  OF  SECURITIES
             ----------------------------

     Not  applicable.

Item  5.     INTERESTS  OF  EXPERTS  AND  NAMED  COUNSEL
             -------------------------------------------

     Not  applicable.

Item  6.          INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS
                  ---------------------------------------------

          The Company's Certificate of Incorporation and By-Laws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law that limit the monetary liability of directors

Page  II-2

of the Company for certain breaches of their fiduciary duty, and its By-Laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts.

Item  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED
                  --------------------------------------

     Not  applicable.

Item  8.          EXHIBITS
                  --------

          Exhibit
          Number     Description  of  Exhibits
          ------     -----------------------

     4     Employee  Stock  Purchase  Plan  of  Registrant
          (Amended  and  Restated).

     5     Opinion  of  Drinker  Biddle  &  Reath  LLP.

     23.1     Consent  of  KPMG  LLP.

     23.2 Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

     24     Power  of  Attorney  (included  as  part  of  the  signature  page hereto).


Item  9.          UNDERTAKINGS
                  ------------

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided,  however,  that paragraphs (1)(i) and (1)(ii) shall not
               -------   --------
               apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
                                                                           ----
----
offering  thereof.

Page  II-3

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                            ----
fide  offering  thereof.
----

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page  II-4

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on this 9th day of May, 2003.

                         HARLEYSVILLE  GROUP  INC.



                         BY:  /s/  Walter  R.  Bateman
                              ------------------------
                              Walter R. Bateman,  II
                              Chairman and
                              Chief  Executive  Officer




                                POWER  OF  ATTORNEY
                                ------------------

     Each person whose signature appears below constitutes and appoints each of Walter R. Bateman, II and Roger A. Brown, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Page  II-5

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                     Date
     ---------                          -----                     ----



/s/Walter  R.  Bateman               Chairman  and                May 9, 2003
---------------------
Walter  R.  Bateman               Chief  Executive  Officer
                                     and  a  Director

/s/Bruce  J.  Magee               Senior  Vice  President,        May 9, 2003
---------------------
Bruce J. Magee                    Chief  Financial  Officer
                                     Principal  financial
                                    officer  and  principal
                                    accounting  officer)

/s/Lowell  R.  Beck                    Director                   May 9, 2003
--------------------
Lowell R. Beck


/s/Michael  L.  Browne                 Director                   May  9, 2003
----------------------
Michael L. Browne


/s/W. Thacher  Brown                   Director                   May 9, 2003
----------------------
W. Thacher Brown


/s/Robert  D.  Buzzell                 Director                   May 9, 2003
----------------------
Robert D. Buzzell


/s/Mirian  M.  Graddick                Director                   May 9, 2003
----------------------
Mirian M. Graddick


/s/Joseph  E.  McMenamin               Director                   May 9, 2003
-----------------------
Joseph  E. McMenamin


/s/Frank  E.  Reed                     Director                   May 9, 2003
-----------------------
Frank  E.  Reed


/s/Jerry  S.  Rosenbloom               Director                   May 9, 2003
-----------------------
Jerry  S.  Rosenbloom

Page  II-6
                                  EXHIBIT INDEX



Exhibit
Number     Description  of  Exhibits
------    --------------------------

4          Employee Stock Purchase Plan of Registrant
          (Amended and Restated).

5         Opinion of Drinker Biddle &  Reath  LLP.

23.1      Consent of KPMG LLP.

23.2 Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24        Power of Attorney (included as part of the signature page hereto).